Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Feb 28, 2001
Payment Date	Mar 15, 2001

Calculation of Interest Expense

Index (LIBOR)	5.568750%
Accrual end date, accrual beginning date and days in Interest Period	Mar 15, 2001	Feb 15, 2001	28
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	231,939,218	48,000,000	59,092,741	37,928,679	31,235,383	38,023,733
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	5.748750%	5.858750%	5.968750%	6.218750%	6.568750%
Interest/Yield Payable on the Principal Balance	1,037,058	218,727	274,330	183,454	159,582
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	1,037,058	218,727	274,330	183,454	159,582
Interest/Yield Paid	1,037,058	218,727	274,330	183,454	159,582

Summary

Beginning Security Balance	231,939,218	48,000,000	59,092,741	37,928,679	31,235,383	38,023,733
Beginning Adjusted Balance	231,939,218	48,000,000	59,092,741	37,928,679	31,235,383
Principal Paid	5,102,663	0	2,356,040	834,431	687,178	929,485
Ending Security Balance	226,836,555	48,000,000	56,736,700	37,094,248	30,548,204	37,187,211
Ending Adjusted Balance	226,836,555	48,000,000	56,736,700	37,094,248	30,548,204
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	226,929,517	48,004,321	56,736,700	37,094,248	30,548,204
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					4,408,106
Ending OC Amount as Holdback Amount						19,606,001
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	$1.1371253	$4.5568056	$3.0481093	$3.2184851	$3.7995819
Principal Paid per $1000	$5.5950250	$0.0000000	$26.1782254	$14.6391393	$16.3613912